EXHIBIT 10(i)A


          LEASE, dated as of December 11, 1997, between WILMINGTON TRUST COMPANY, a Delaware banking corporation, having its principal office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, not in its individual capacity but solely as Owner Trustee, as Lessor, and FARMLAND INDUSTRIES, INC., a Kansas cooperative corporation, having its principal office at 3315 N. Oak Trafficway, Kansas City, Missouri 64116-0005, as Lessee.

          In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                           SECTION 1.  DEFINITIONS

            1.1  Defined Terms     Capitalized terms used herein but not
otherwise defined in this Lease shall have the respective meanings, and this Lease shall be interpreted in accordance with the rules of usage, specified in Annex A to the Participation Agreement dated as of the date hereof among Lessee, Guarantor, Lessor, Agent, Issuing Bank, the Owner Participants named therein and the Lenders named therein.


                         SECTION 2.  PROJECT AND TERM

            2.1 Project. Subject to the terms and conditions hereinafter set forth, Lessor hereby subleases to Lessee, and Lessee hereby subleases from Lessor, all of Lessor's right, title and interest in (i) the Equipment set forth on Schedule 3 annexed hereto, and all other tangible personal property described in or contemplated by the Plans and Specifications, and now or hereafter constructed, placed on, or appurtenant to, or used in connection with, the Land (described on Schedule 1 annexed hereto) by Lessee, as agent for Lessor and Issuer pursuant to the Agency Agreement, together with any and all accessions, additions, improvements, substitutions and replacements thereto or therefor, including Modifications, in each case title to which vests in the Issuer pursuant hereto, but excluding the Retained Assets (all of the foregoing described in this clause (i), the "Project Improvements") and (ii) the Easement described in Schedule 2 annexed hereto (the "Appurtenant Rights"). The Project Improvements and the Appurtenant Rights are herein collectively referred to as the "Project". Simultaneously with the sublease of Lessor's interest in the Project, Lessor hereby assigns to Lessee during the Term, Lessor's interest in the Technology License and the non-exclusive right (together with Lessor) to enforce Lessor's rights against Issuer under the Head Lease with respect to Issuer Liens, with respect to Issuer's obligations to transfer its interest in the Project to Lessee and with respect to Issuer's obligations under Section 7.1(d) of the Head Lease and the last sentence of Section 13.1 of the Head Lease.

            2.2 Lease Term. The Project is subleased for the Basic Term, unless extended or earlier terminated in accordance with the provisions of this Lease.

            2.3 Title. Lessee acknowledges and understands that as of the date hereof, Lessor's interest in the Project consists only of a leasehold interest therein granted to Lessor by Issuer pursuant to the Head Lease. The Project is subleased to Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, the Permitted Exceptions) and all applicable Legal Requirements. Lessee shall in no event have any recourse against Lessor for any defect in title to the Project, except for the existence of Lessor Liens. Lessor and Lessee, as lessee hereunder and as owner of the Land, hereby declare that it is their mutual intent that the Project Improvements are to be considered movable (personal) property, severable from the Land, and not immovables or components of immovables, for all purposes of this Lease; provided, however, that the Project Improvements may only be removed from the Land in accordance with the terms hereof.


                               SECTION 3.  RENT

            3.1 Rent. (a) On each applicable Payment Date occurring after the termination of the Construction Period, Lessee shall pay the Basic Rent.

            (b) Basic Rent shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor to such account or accounts at such bank or banks or to such other Person or in such other manner as Lessor shall from time to time direct.

            (c) Neither Lessee's inability or failure to take possession of all, or any portion, of the Project when delivered by Lessor, nor Lessor's inability or failure to deliver all or any portion of the Project to Lessee, whether or not attributable to any act or omission of Lessee or any act or omission of Lessor, or for any other reason whatsoever, shall delay or otherwise affect Lessee's obligation to pay Rent in accordance with the terms of this Lease.

            3.2 Supplemental Rent. (a) Lessee shall pay to Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay to Lessor as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Legal Requirements, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease or any other Operative Agreement, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

            (b) Lessee shall make a payment of Supplemental Rent equal to the Maximum Residual Guarantee Amount in accordance with Section 21.1(c).

            (c) If any sales tax is imposed under the provisions of K.S.A. 79-3603(h), Lessee agrees to pay on an After Tax Basis, as Supplemental Rent hereunder, the full amount of such tax.

            3.3 Performance on a Non-Business Day. If any payment is required hereunder on a day that is not a Business Day, then such payment shall be due on the next succeeding Business Day, unless, in the case of payments based on the Eurodollar Rate, the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.


                         SECTION 4.  UTILITY CHARGES

            4.1 Utility Charges. Lessee shall pay, or cause to be paid, all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Project during the Term. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee and the amount of any credit or refund received by Lessor on account of any utility charges paid by Lessee, net of the costs and expenses reasonably incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for utilities imposed with respect to the Project for a billing period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, and each party shall pay or reimburse the other for each party's pro rata share thereof.

                         SECTION 5.  QUIET ENJOYMENT

            5.1 Quiet Enjoyment So long as no Lease Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy the Project for the Term, free of any claim or other action by Lessor, Issuer or anyone rightfully claiming by, through or under Lessor or Issuer.


             SECTION 6.  NET SUBLEASEError! Bookmark not defined.

            6.1 Net Sublease; No Setoff; Etc This Lease shall constitute a net sublease and, notwithstanding any other provision of this Lease, it is intended that Basic Rent and Supplemental Rent shall be paid without counterclaim, setoff, deduction or defense of any kind and without abatement, suspension, deferment, diminution or reduction of any kind, and Lessee's obligation to pay all such amounts is absolute and unconditional. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including to the maximum extent permitted by law:
(a) any defect in the condition, merchantability, design, construction, quality or fitness for use of any portion of the Project, or any failure of the Project to comply with all Legal Requirements, including any inability to occupy or use the Project by reason of such non-compliance; (b) any damage to, abandonment, loss, contamination of or Release from or destruction of or any requisition or taking of the Project or any part thereof, including eviction; (c) any restriction, prevention or curtailment of or interference with any use of the Project or any part thereof, including eviction; (d) any defect in title to or rights to the Project or any Lien on such title or rights or on the Project;
(e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Issuer, Lessor, any Owner Participant, Agent or any Lender; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Issuer, Lessee, Lessor, any Owner Participant, Agent, any Lender or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Issuer, Lessee, Lessor, any Owner Participant, Agent, any Lender or any other Person, or by any court, in any such proceeding; (g) any claim that Lessee has or might have against any Person, including, without limitation, the Issuer, Lessor, any Owner Participant, Agent or any Lender (but shall not constitute a waiver of such claim); (h) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Agreement or of any other agreement; (i) any invalidity or unenforceability or disaffirmance against or by Lessee of this Lease or any provision hereof or any of the other Operative Agreements or any provision of any thereof; (j) the impossibility of performance by Lessee, or Lessor, or both;
(k) any action by any court, administrative agency or other Governmental Authority; (l) any restriction, prevention or curtailment of or any interference with the construction or any use of the Project or any part thereof; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. This Lease shall be noncancellable by Lessee for any reason whatsoever except as expressly provided herein, and Lessee, to the extent permitted by Legal Requirements, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as otherwise expressly provided herein, Lessee shall, unless prohibited by Legal Requirements, nonetheless pay to Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part, and in such case, so long as such payments are made and no Lease Event of Default shall have occurred and be continuing, Lessor will deem this Lease to have remained in effect. Each payment of Rent made by Lessee hereunder shall be final and, absent manifest error in the computation of the amount thereof, Lessee shall not seek or have any right to recover all or any part of such payment from the Issuer, Lessor, any Owner Participant, Agent or any party to any agreements related thereto for any reason whatsoever.
Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Project and neither the Lessor nor the Issuer shall have any responsibility in respect thereof or any liability for damage to the property of Lessee or any subtenant of Lessee on any account or for any reason whatsoever.

            6.2 No Termination or Abatement. Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Lessor, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of Lessor or by any court with respect to Lessor, except as otherwise expressly provided herein. Lessee hereby waives, to the extent permitted by Legal Requirements, all right (i) to terminate or surrender this Lease, except as otherwise expressly provided herein, or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives, to the extent permitted by Legal Requirements, any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.


                     SECTION 7.  OWNERSHIP OF THE PROJECT

            7.1  Ownership of the Project.  (a)  Lessor and Lessee intend that
(i) for financial accounting purposes with respect to Lessee (A) this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards (SFAS) No. 13, as amended, (B) Issuer will be treated as the owner of the Project Improvements and lessor of the Project Improvements, (C) Lessor will be treated as the lessee and sublessor of the Project Improvements and
(D) Lessee will be treated as the sublessee of the Project Improvements, but
(ii) for federal, state and local income tax purposes (A) this Lease will be treated as a financing arrangement, (B) the Lenders will be treated as senior lenders making loans to Lessee in an amount equal to the Loans, which Loans will be secured by, among other things, the Project, (C) Lessor will be treated as a subordinated lender making a loan to Lessee in an amount equal to the OP Contributions, which loan is also secured by the Project, and (D) Lessee will be treated as the owner of the Project Improvements and will be entitled to all tax benefits ordinarily available to an owner of property like the Project Improvements for such tax purposes. Solely for purposes of making Lessee's obligations hereunder senior to Lessee's Subordinated Debt to the extent permitted thereby, all amounts at any time or from time to time due and payable by Lessee hereunder for the Rent shall constitute "Senior Indebtedness" within the meaning of each indenture relating to Subordinated Debt and shall be superior in right of payment to all indebtedness of Lessee heretofore or hereafter issued and outstanding under any of the applicable indentures relating to such Subordinated Debt.

            (b) Lessor and Lessee further intend and agree that, for the purpose of securing Lessee's obligations hereunder, (i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of
Article 9 of the Uniform Commercial Code; and (ii) except as specifically excluded below, the conveyance provided for in Section 2 shall be deemed a grant of a security interest in the Lessee's right, title and interest in the Project Improvements (including the right to exercise all remedies upon the occurrence of a Lease Event of Default) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property, for the benefit of the Lessor to secure the Lessee's payment of all amounts owed by the Lessee under this Lease and the other Operative Agreements and Lessor holds a valid leasehold interest in the Project Improvements so as to create and grant a first lien and prior security interest in Lessor's leasehold estate in the Project Improvements (A) pursuant to this Lease for the benefit of the Agent under the Assignment of Lease, to secure to the Agent the obligations of the Lessee under the Lease and (B) pursuant to the Security Agreement to secure to the Agent the obligations of the Lessor under the Security Agreement and the Notes. Lessor and Lessee shall, to the extent consistent with this Lease, take such actions as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Project in accordance with this Section, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the Term. Nevertheless, Lessee acknowledges and agrees that none of the Issuer, the Lessor, any Owner Participant, the Trust Company, Agent, the Issuing Bank or any Lender has provided or will provide tax, accounting or legal advice to Lessee regarding this Lease, the Operative Agreements or the transactions contemplated hereby and thereby, or made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Agreements, and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Agreements as it deems appropriate. Notwithstanding the foregoing provisions, the security interest provided for in this Section 7.1(b) is not intended to, and shall not, create a security interest in any leasehold interest that Lessee may have as the result of this Lease being held to be a true lease for state law purposes.

            (c) Lessor and Lessee further intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee or Lessor, the transactions evidenced by this Lease shall be regarded as loans made by an unrelated third party lender to Lessee.

            (d) Lessor hereby authorizes Lessee, at Lessee's expense, to assert, prior to the Maturity Date, all of Lessor's claims and rights under any and all warranties of, and other claims against, dealers, manufacturers, vendors, suppliers, installers, contractors or subcontractors relating to the Project. Any amount received by Lessee under any such warranty or claim shall be applied to restore the Project to the condition required by Section 10 (or, subject to the reasonable consent of the Owner Participants and the Agent, to fund a reserve fund for extra maintenance resulting from such claim) and thereafter the balance, if any, of such amount shall be paid to Lessee.


                     SECTION 8.  CONDITION OF THE PROJECT

            8.1  Condition of the Project; Disclaimer of Warranties.


      WITHOUT LIMITING ANY CLAIM LESSEE MAY HAVE AGAINST ANY CONTRACTOR, SUBCONTRACTOR, SUPPLIER OR MANUFACTURER, LESSEE EXPRESSLY ACKNOWLEDGES THAT IT HAS SELECTED THE PROJECT IMPROVEMENTS WITHOUT ANY ASSISTANCE FROM THE ISSUER, THE LESSOR OR ANY OWNER PARTICIPANT OR THEIR RESPECTIVE AGENTS OR EMPLOYEES, AND LESSEE AGREES THAT (I) EACH ITEM OF THE PROJECT IMPROVEMENTS IS OF A SIZE, DESIGN, AND CAPACITY SELECTED BY AND ACCEPTABLE TO LESSEE, (II) LESSEE IS SATISFIED THAT EACH ITEM OF THE PROJECT IMPROVEMENTS AND THE PROJECT IS SUITABLE FOR ITS PURPOSES, (III) THE PROJECT IS SUBLEASED HEREUNDER SUBJECT TO ALL APPLICABLE LAWS AND GOVERNMENTAL REGULATIONS NOW IN EFFECT OR HEREAFTER ADOPTED,
(IV) IT IS SUBLEASING THE PROJECT FROM LESSOR IN AN "AS IS", "WHERE IS" AND "WITH ALL FAULTS" CONDITION AND (V) NEITHER LESSOR NOR ANY OWNER PARTICIPANT (OTHER THAN TEXACO) NOR THE ISSUER IS A MANUFACTURER OR DEALER IN PROPERTY OF SUCH KIND. NEITHER LESSOR, THE TRUST COMPANY, THE ISSUER NOR ANY OWNER PARTICIPANT SHALL BE DEEMED TO HAVE MADE, AND LESSEE HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE PROJECT, ANY PART THEREOF, OR ANY RECORDS OR ANY OTHER MATTER WHATSOEVER WITH RESPECT THERETO, EXCEPT AS SPECIFICALLY PROVIDED IN THE PARTICIPATION AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE DESIGN, CONDITION OR CAPACITY OF THE PROJECT IMPROVEMENTS, THEIR MERCHANTABILITY OR THEIR FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIALS OR WORKMANSHIP OF THE PROJECT IMPROVEMENTS, THEIR VALUE, TITLE OR SAFETY, THE ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY LESSEE), COMPLIANCE OF THE PROJECT WITH THE REQUIREMENTS OF ANY APPLICABLE LAWS (INCLUDING ENVIRONMENTAL LAWS) PERTAINING THERETO, OR THE CONFORMITY OF THE PROJECT TO THE PROVISIONS AND SPECIFICATIONS OF ANY CONSTRUCTION OR PURCHASE DOCUMENT RELATING THERETO OR ANY COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL LESSOR, THE ISSUER, NOR ANY OWNER PARTICIPANT BE LIABLE TO LESSEE, REGARDLESS OF ANY ACTUAL OR ALLEGED NEGLIGENCE OF LESSOR OR OWNER PARTICIPANT, FOR ANY DEFECTS, EITHER PATENT OR LATENT (WHETHER OR NOT DISCOVERABLE BY LESSEE), IN THE PROJECT OR ANY PART THEREOF OR ANY DIRECT OR INDIRECT DAMAGE TO PERSONS OR PROPERTY RESULTING THEREFROM OR FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY LEGAL REQUIREMENTS, ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST LESSOR, THE ISSUER OR ANY OWNER PARTICIPANT FOR ANY LOSS, DAMAGE (INCLUDING, WITHOUT LIMITATION, DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE PROJECT OR BY LESSEE'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER EXCEPT FOR ANY RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR, ISSUER OR ANY OWNER PARTICIPANT OR THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS, SERVANTS, ATTORNEYS, AFFILIATES, PARENT COMPANIES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS, AND ALL PERSONS ACTING ON THEIR BEHALF. LESSEE AND ANYONE CLAIMING BY, THROUGH OR UNDER LESSEE HEREBY FULLY AND IRREVOCABLY RELEASES LESSOR, THE ISSUER AND EACH OTHER PERSON PARTY TO THE OPERATIVE AGREEMENTS, AND EACH OF THEIR EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS, SERVANTS, ATTORNEYS, AFFILIATES, PARENT COMPANIES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS, AND ALL PERSONS ACTING ON THEIR BEHALF, FROM ANY AND ALL CLAIMS THAT IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST THE ISSUER, LESSOR OR ANY OTHER SUCH PERSON, FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSES, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO THE RELEASE OR DISCHARGE FROM THE PROJECT AT ANY TIME OF ANY HAZARDOUS MATERIALS OTHER THAN A RELEASE OR DISCHARGE OCCURRING AFTER LESSEE IS NO LONGER IN POSSESSION OF THE PROJECT AND RESULTING SOLELY FROM ACTS OR OMISSIONS OF LESSOR, THE ISSUER OR ANY OTHER SUCH PERSON. THIS RELEASE INCLUDES CLAIMS OF WHICH LESSEE IS PRESENTLY UNAWARE OR WHICH LESSEE DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY LESSEE, WOULD MATERIALLY AFFECT LESSEE'S RELEASE OF LESSOR AND THE OTHER PERSONS RELEASED HEREBY.

            Nothing contained in this Section 8.1 shall be construed as a waiver of any warranty or other claim against any manufacturer, supplier, dealer, vendor, contractor, subcontractor or installer.

            8.2 Possession and Use of the Project. The Project shall be used in a manner consistent with the Agency Agreement and, after the Completion Date, as a petroleum coke gasifier, an ammonia synthesis loop and a urea ammonium nitrate plant. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Project. Lessee shall not commit or permit any waste of the Project or any part thereof.


                            SECTION 9.  COMPLIANCE

           9.1 Compliance with Legal Requirements and Insurance Requirements. Subject to the terms of Section 13 relating to permitted contests, Lessee, at its sole cost and expense, shall (a) comply, or cause to be complied, with all Legal Requirements (including all Environmental Laws) and Insurance Requirements relating to the Project, including the use, construction, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes or interfere with the use and enjoyment of the Project, and (b) procure, maintain and comply with, or cause to be procured, maintained and complied with, all licenses, permits, orders, approvals, consents and other authorizations required for the construction, renovation, use, maintenance and operation of the Project and for the use, operation, maintenance, repair and restoration thereof, except in the case of clauses (a) and (b) where failure to do so would not have a material adverse effect on the construction, use, operation, maintenance, repair and renovation of the Project.

            9.2 Environmental Matters. (a) Promptly upon Lessee's actual knowledge of the presence of Hazardous Substances in any portion of the Project in concentrations and conditions that constitute a Material Environmental Violation, Lessee shall notify Lessor and Issuer in writing of such condition. In the event of such Material Environmental Violation, Lessee shall, not later than ninety (90) days after Lessee has actual knowledge of such Material Environmental Violation, at Lessee's sole cost and expense, promptly and diligently undertake any response, clean up, remedial or other action necessary to remove, clean up or remediate the Material Environmental Violation in accordance with the terms of Section 9.1. Lessee shall, upon completion of remedial action by Lessee, cause to be prepared by an environmental consultant reasonably acceptable to Lessor a report describing the Material Environmental Violation and the actions taken by Lessee (or its agents) in response to such Material Environmental Violation, and a statement by the consultant that, in such consultant's opinion, such Material Environmental Violation has been remedied in full compliance with requirements of the applicable Governmental Authority.

            (b) In addition, Lessee shall provide to Lessor, within five (5) Business Days of receipt, copies of all written communications with any Governmental Authority relating to any Environmental Law in connection with the Project which could give rise to a potential liability of $1,000,000 or more (including as the result of one or more such communications relating to the same environmental condition giving rise to such potential liability, except to the extent any such environmental condition shall be remediated), provided that during the 12-month period prior to the Maturity Date (unless Lessee has previously irrevocably exercised the Maturity Date Purchase Option), Lessee shall provide to Lessor and Issuer, within five (5) Business Days of receipt, copies of all such written communications, irrespective of the amount of any potential liability. Lessee shall also promptly provide such detailed reports of any such environmental claims as reasonably may be requested by Lessor and the Agent.


                     SECTION 10.  MAINTENANCE AND REPAIR

            10.1 Maintenance and Repair; Return. (a) Throughout the Term, Lessee shall, at its sole cost and expense, (i) take good care of the Project Improvements and keep the same and all parts thereof in good and safe order and condition, with all mechanical devices and electronic systems in working order, normal wear and tear excepted, consistent with maintenance practices used by Lessee with respect to equipment similar in type owned or subleased by Lessee and consistent with customary industry standards and applicable manufacturer's standard operating and maintenance procedures, and (ii) promptly make all needed repairs, restorations and replacements in and to the Project Improvements or any part thereof. All such repairs, restorations and replacements shall be of a standard and quality consistent with customary industry standards and sufficient for the proper maintenance and operation of the Project Improvements and shall be constructed and installed in a good and workmanlike manner in compliance in all material respects with Legal Requirements and Insurance Requirements. In carrying out its obligations under this Section 10.1, Lessee shall not discriminate in any way in the maintenance of the Project Improvements as compared with other similar equipment owned or subleased by Lessee and shall use the Project Improvements in a manner consistent with sound operating practices thereof. Lessee shall not remove any of the Project Improvements from the Land without the prior written consent of, and prior written notice to, Lessor except without such prior written notice and consent, (i) Lessee may remove any of the Project Improvements from the Land on a temporary basis in connection with any maintenance, repair, Modification or restoration provided the Project Costs attributable to such Project Improvements so removed do not exceed $5,000,000 or
(ii) Lessee may change the location of any of the Project Improvements on the Land, provided that such Project Improvements shall remain on the Land and on the Easement (and Lessee shall execute and deliver to Issuer and Lessor amendments to the Easement Agreement in form and substance reasonably satisfactory to Issuer and Lessor granting such additional easements as are necessary so that Issuer and Lessor shall at all times have unimpeded access to the Project Improvements in a manner which is substantially equivalent to that which existed before), such Project Improvements shall remain subject to a valid and perfected first security interest pursuant to the Security Agreement and such change in location shall not adversely affect in any material respect the day-to-day operations of the Project.

            (b) Lessor shall under no circumstances be required to furnish any services or facilities or to make any repairs, replacements, alterations or renewals of any nature or description to the Project, make any expenditure whatsoever in connection with this Lease or maintain the Project in any way. Lessor shall not be required to maintain, repair or rebuild all or any part of the Project, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of the Project, or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, Insurance Requirement, contract, agreement, covenants, condition or restriction at any time in effect.

            (c) Lessee shall, upon the expiration or earlier termination of the Term, surrender possession of the Project to the Lessor. At the time of such surrender, the Project shall be (i) free and clear of all Liens other than Permitted Liens, Issuer Liens and Lessor Liens, (ii) in as good condition as it was on Completion, ordinary wear and tear excepted, (iii) capable of operating within manufacturer's design criteria, (iv) capable of being immediately operated by a third-party purchaser or third-party lessee without further inspection, repair, replacement, alterations or improvements (subject to Lessee's obligations in the second succeeding sentence and subject to then existing third-party products, licenses, supplies, feedstock, equipment or facilities), licenses, permits, or approvals, except for any of the foregoing required solely by virtue of the change in ownership (other than the Lessor or Issuer), use or occupancy of the Project, and (v) in compliance with all Legal Requirements and the other requirements of this Lease (and in any event without (x) any asbestos installed or maintained in any part of the Project, (y) any polychlorinated byphenyls (PCBs) in, on or used, stored or located at the Project, and (z) any other Hazardous Substances). Lessee shall provide, or cause to be provided or accomplished, at the sole cost and expense of Lessee, to or for the benefit of Issuer and Lessor or a purchaser, at least thirty Business Days prior to the expiration or earlier termination of the Term (unless notice of purchase by Lessee is given hereunder), each of the following: (i) a Lien search showing (A) no Liens other than Permitted Liens, Issuer Liens and Lessor Liens and (B) the Security Agreement as creating a valid and perfected first security interest in the Project; (ii) an environmental assessment for the Project satisfying the requirements set forth in Section 10.3 below; (iii) an assignment, effective as of the termination or expiration, of all of the Lessee's right, title and interest in and to the Technology Licenses and any agreement executed by Lessee providing for the supply of oxygen to the Project Improvements and each other agreement then in effect (to the extent assignable) executed by Lessee in connection with the construction, renovation, development, use, maintenance or operation of the Project (including all warranty, performance, service and indemnity provisions, but excluding any relating to supplies (other than oxygen) or marketing and sales; (iv) copies of all Plans and Specifications relating to the design, construction, renovation or development of the Project; (v) an assignment (to the extent assignable), effective as of the termination or expiration, of all permits, licenses, approvals and other authorizations from all Governmental Authorities in connection with the construction, operation and use of the Project; (vi) copies of all books and records, budgets, construction schedules, operating manuals, maintenance records and similar documents with respect to the construction, renovation, maintenance, repair, operation or use of the Project (except for any limited by confidentiality restrictions) and (vii) if Completion has not occurred, (x) evidence satisfactory to Lessor that all building materials and equipment purchased or contracted for purchase which have not been incorporated into the Project are (A) owned by Issuer free from any Liens other than Permitted Liens, Issuer Liens and Lessor Liens and (B) secured, segregated and identifiable (and if stored off-site, the location of such place of storage);
(y) evidence satisfactory to Lessor that adequate provision has been made for the protection of materials stored on-site and for the protection of the Project, to the extent then constructed, against deterioration and against other loss or damage or theft, and (z) an agreement, in form and substance reasonably satisfactory to Issuer and Lessor from all material construction contractors, construction managers, architects, engineers and other designee professionals that each will continue to perform under their respective contracts (if any) for the benefit of Issuer and Lessor or its assignee. Lessee shall cooperate with any independent purchaser of the Project or any portion thereof in order to facilitate the ownership and operation by such purchaser of the Project or any portion thereof after such expiration or earlier termination of the Term, including providing all books, reports and records regarding the maintenance, repair and ownership of the Project or any portion thereof and all data and technical information relating thereto, granting or assigning all licenses necessary for the operation and maintenance thereof and cooperating in seeking and obtaining all necessary licenses, permits and approvals of Governmental Authorities. Lessee shall have also paid the total cost for the completion of all Modifications commenced prior to such expiration or earlier termination of the Term. The obligation of Lessee under this Section 10.1(c) shall survive the expiration or termination of this Lease.

            10.2 Right of Inspection. Lessor may, at reasonable times and with reasonable prior notice, enter upon, inspect and examine at its own cost and expense (unless a Lease Event of Default has occurred and is continuing, in which case the out-of-pocket costs and expenses of Lessor shall be paid by Lessee), the Project. Upon written request from Lessor, Lessee shall furnish to Issuer and Lessor statements, no more than once per year, accurate in all material respects, regarding the condition and state of repair of the Project. Lessor shall have no duty to make any such inspection or inquiry and shall not incur any liability or obligation by reason of not making any such inspection or inquiry.

            10.3 Environmental Inspection. Not less than 12 months prior to the Maturity Date (unless Lessee has previously irrevocably exercised the Maturity Date Purchase Option), and not more than thirty Business Days prior to surrender of possession of the Project, Lessor shall, at Lessee's sole cost and expense, obtain a report by an environmental consultant selected by Lessor (and reasonably acceptable to the Lessee and Issuer) certifying that, in its professional judgment, the Project or any portion thereof (i) does not contain Hazardous Substances under circumstances or in concentrations that could result in a violation of or liability under any Environmental Law and (ii) is in compliance with all Environmental Laws. If such is not the case on either such date, then Lessee shall be deemed to have irrevocably exercised the Maturity Date Purchase Option pursuant to Section 20.2.


                          SECTION 11.  MODIFICATIONS

            11.1 Modifications, Substitutions and Replacements. (a) So long as no Lease Event of Default has occurred and is continuing, Lessee, at its sole cost and expense, may at any time and from time to time make alterations, replacements, renovations, improvements and additions to the Project or any part thereof (collectively, "Modifications"); provided, that: (i) except for any Modification required to be made pursuant to a Legal Requirement or an Insurance Requirement, no Modification, individually, or when aggregated with any other Modifications shall impair the value of the Project or the utility or useful life of the Project from that which existed immediately prior to such Modification; (ii) the Modification shall be performed expeditiously and in a good and workmanlike manner; (iii) Lessee shall comply with all Legal Requirements (including all Environmental Laws) and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy, and the structural integrity of the Project shall not be adversely affected; (iv) Lessee shall maintain or cause to be maintained builders' risk insurance at all times when a Modification is in progress;
(v) subject to the terms of Section 13 relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens arising with respect to the Modification; and (vi) such Modifications shall comply with Sections 8.2 and
10.1 and shall not change the primary character or intended use of the Project. All Modifications (other than alterations, renovations, improvements and additions that may be readily removed without impairing the value, utility or remaining useful life of the Project, title to which shall vest in the Lessee) shall remain part of the Project and shall be subject to this Lease, and title thereto shall immediately vest in the Issuer.

            (b) Following the Completion Date, Lessee shall notify Lessor and Issuer of the undertaking of any Modifications to the Project the cost of which is anticipated to exceed $5,000,000. Prior to undertaking any such Modifications, Lessee shall deliver to Lessor and Issuer (i) a brief narrative of the work to be done and a copy of the plans and specifications relating to such work; and (ii) an Officer's Certificate stating that such work when completed will not impair the value, utility or remaining life of the Project. Issuer and Lessor, by itself or its agents, shall have the right, but not the obligation, from time to time to inspect such construction to ensure that the same is completed consistent with the plans and specifications relating to such Modifications.

            (c) Following the Completion Date, Lessee shall not without the consent of Lessor and Issuer undertake any material construction or material alterations to the Project if such construction or alterations cannot, in the reasonable judgement of Lessor, be completed on or prior to the date that is fourteen months prior to the Expiration Date.


                              SECTION 12.  TITLE

            12.1 Liens. (a) Lessee agrees that, except as otherwise provided herein and subject to the terms of Section 13 relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon the Project or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Agent pursuant to the Credit Agreement, other than Permitted Liens, Issuer Liens and Lessor Liens. Lessee shall promptly notify Lessor in the event it receives knowledge that a Lien (other than a Permitted Lien, Issuer Liens and Lessor Liens) exists with respect to the Project.

            (b) Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor or Issuer, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Project or any part thereof. NOTICE IS HEREBY GIVEN THAT NEITHER ISSUER NOR LESSOR IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE PROJECT OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR OR ISSUER IN AND TO THE PROJECT.

            12.2 Identification. Lessee agrees, at Lessee's sole cost and expense, to place markings on the Project Improvements in a manner sufficient to inform third parties of the ownership thereof and security interests therein. Such identification markings shall be placed so as not to interfere with the usefulness of the Project and shall be generally consistent with Lessee's customary labeling practices. If, at any time during the Term of this Lease, any such identification marking shall be defaced or destroyed, Lessee shall promptly cause such defaced or destroyed identification marking to be restored or replaced. Lessee shall not allow the name of any Person to be placed upon any portion of the Project Improvements as a designation that might be interpreted as indicating a claim of ownership thereof or security interest therein by any Person other than Issuer, Lessor, Agent and their successors and assigns, except that Lessee may place its name and logo on the Project Improvements.


                       SECTION 13.  PERMITTED CONTESTS

            13.1 Permitted Contests Other Than in Respect of Impositions.
Except to the extent otherwise provided for in Section 12.2 of the Participation Agreement, Lessee, on its own or on Lessor's behalf but at Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal Requirement, or utility charges payable pursuant to Section 4.1 or any Lien, attachment, levy, encumbrance or encroachment, and Lessor agrees not to pay, settle or otherwise compromise any such item, provided that (a) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against the Project, Lessor, the Issuer, the Agent, any Owner Participant and any Lenders; (b) there shall be no reasonable risk of the imposition of a Lien (other than a Permitted Lien, Issuer Liens and Lessor Liens) on the Project or any part thereof nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or civil liability on Lessor, the Issuer, any Owner Participant, the Agent or any Lender for failure to comply therewith; and (d) in the event that, at any time, there shall be a material risk of extending the application of such item beyond the earlier of the Maturity Date and the Expiration Date for the Project, then Lessee shall deliver to Lessor an Officer's Certificate certifying as to the matters set forth in clauses (a), (b) and (c) of this Section 13.1. Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by Lessee, shall join as a party therein at Lessee's sole cost and expense.


                            SECTION 14.  INSURANCE

            14.1 Public Liability and Workers' Compensation Insurance During the Term, Lessee shall procure and carry, at Lessee's sole cost and expense, commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while at the Project. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by owners of similar properties, that are in accordance with normal industry practice. The policy shall be endorsed to name Lessor, the Trust Company, the Owner Participants, the Agent, the Issuer and the Lenders as additional insureds. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which Lessor, the Trust Company, the Agent, the Issuer or the Lenders may have in force. Lessee shall, in the operation of the Project, comply with the applicable workers' compensation laws and protect Lessor against any liability under such laws.

            14.2 Hazard and Other Insurance. During the Term, Lessee shall keep the Project insured against loss or damage by fire and other risks on terms and in amounts that are no less favorable than insurance maintained by owners of similar properties, that are in accordance with normal industry practice, and are in amounts not less than Termination Value of the Project Improvements. So long as no Lease Event of Default exists, any loss payable under the insurance policy required by this Section will be paid to and adjusted solely by Lessee, subject to Section 15.

            14.3 Coverage. (a) Lessee shall furnish Lessor and the Issuer with certificates showing the insurance required under Sections 14.1 and 14.2 to be in effect and naming Agent, the Issuing Bank, the Lenders, the Lessor, the Issuer, the Owner Participants, and the Trust Company as an additional insured with respect to liability insurance and showing the loss payee endorsement required by Section 14.3(c). All such insurance shall be at the cost and expense of Lessee. Such certificates shall include a provision in which the insurer agrees to provide thirty (30) days' advance written notice by the insurer to Lessor, the Trust Company, the Issuer and the Agent in the event of cancellation or modification of such insurance that could be adverse to the interests of Lessor, the Trust Company, Issuer or the Agent. If a Lease Event of Default has occurred and is continuing and Lessor so requests, Lessee shall deliver to Lessor copies of all insurance policies required by this Lease.

            (b) Lessee agrees that the insurance policy or policies required by this Lease shall include an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy. Lessee hereby waives any and all such rights against Lessor, the Issuer, the Trust Company, the Owner Participants, the Agent, the Issuing Bank and the Lenders to the extent of payments made under such policies.

            (c) All insurance policies required by Section 14.2 shall include a standard form loss payee endorsement in favor of the Agent.

            (d) Neither Lessor nor Lessee shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Lease except that Lessor may at its own expense carry separate liability insurance so long as (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee's policy and (ii) each such insurance policy will not cause Lessee's insurance required under this Lease to be subject to a coinsurance exception of any kind.

            (e) Lessee shall pay as they become due all premiums for the insurance required by this Lease, shall renew or replace each policy prior to the expiration date thereof and shall promptly deliver to Lessor and the Agent certificates for renewal and replacement policies.

            (f) Notwithstanding anything in this Section 14 to the contrary, any insurance which the Lessee is required to obtain and maintain pursuant to Sections 14.1 and 14.2 may be carried under "blanket" and umbrella policies covering other properties and liabilities of Lessee.


                    SECTION 15.  CONDEMNATION AND CASUALTY

            15.1 Casualty and Condemnation. (a) Subject to the provisions of this Section 15 and Section 16 (in the event Lessee delivers, or is obligated to deliver, a Termination Notice), and prior to the occurrence and continuation of a Lease Event of Default, Lessee shall be entitled to receive (and Lessor hereby irrevocably assigns to Lessee all of Lessor's right, title and interest in) any award, compensation or insurance proceeds to which Lessee or Lessor may become entitled by reason of their respective interests in the Project (i) if all or a portion of the Project is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to the Project or any part thereof is the subject of a Condemnation; provided, however, if a Lease Event of Default shall have occurred and be continuing such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor, and provided further that in the event of any Casualty or Condemnation, the estimated cost of restoration of which is in excess of $10,000,000, any such award, compensation or insurance proceeds shall be paid directly to Lessor, or if received by Lessee, shall be held in trust for Lessor and shall be paid over by Lessee to Lessor to be held and applied by Lessor toward payment of the cost of restoration in accordance with Section 15.1 (e).

            (b) So long as no Lease Event of Default has occurred and is continuing, Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof; provided that if the estimated cost of restoration of the Project is in excess of $10,000,000, then Lessor and Issuer shall be entitled, at Lessee's sole cost and expense, to participate in any such proceeding or action. At Lessee's reasonable request, and at Lessee's sole cost and expense, Lessor, Issuer and the Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment. Lessor and Lessee agree that this Lease shall control the rights of Lessor and Lessee in and to any such award, compensation or insurance payment.

            (c) If Lessor or Lessee shall receive notice of a Casualty or a possible Condemnation of the Project or any interest therein, Lessor or Lessee, as the case may be, shall give notice thereof to the other and to the Agent promptly after the receipt of such notice.

            (d) In the event of a Casualty or receipt of notice by Lessee or Lessor of a Condemnation, Lessee shall, not later than thirty (30) days after such occurrence, deliver to Lessor and the Agent an Officer's Certificate stating, at Lessee's election, that either (i) (x) such Casualty is not a Significant Casualty or (y) such Condemnation is neither a Total Condemnation nor a Significant Condemnation and that this Lease shall remain in full force and effect with respect to the Project and, at Lessee's sole cost and expense, Lessee shall promptly and diligently restore the Project in accordance with the terms of Section 15.1(e) or (ii) this Lease shall terminate with respect to the Project in accordance with Section 16.1.

            (e) If pursuant to this Section 15.1, this Lease shall continue in full force and effect following a Casualty or Condemnation with respect to the Project, Lessee shall, at its sole cost and expense, promptly and diligently repair any damage to the Project caused by such Casualty or Condemnation in conformity with the requirements of Sections 10.1 and 11.1 using the as-built plans and specifications for the Project (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Project and all applicable Legal Requirements) so as to restore the Project to substantially the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation. In such event, title to the Project shall remain with Issuer. Lessor shall make disbursements from time to time of any award, compensation or insurance proceeds held by it to Lessee for application to the cost of restoration subject to the following conditions: (i) Lessor shall have received a fully executed counterpart of a Requisition requesting funds in an amount not exceeding the cost of work completed or incurred since the last disbursement, together with reasonably satisfactory evidence of the stage of completion and of performance of the work in a good and workman-like manner and in accordance with the as-built plans and specifications, (ii) at the time of any such disbursement, no Lease Event of Default shall have occurred and be continuing, and no mechanic's or materialmen's liens shall have been filed and remain undischarged, except those discharged by the disbursement of the requested funds or bonded, (iii) Lessor shall be reasonably satisfied that sufficient funds are available to complete such restoration and (iv) title to the Project shall conform to the representation set forth in Section 7.4 (b) of the Participation Agreement. Provided no Lease Event of Default shall have occurred and be continuing, any award, compensation or insurance proceeds remaining after restoration of the Project as herein provided shall be paid to Lessee.

            (f) In no event shall a Casualty or Condemnation with respect to which this Lease remains in full force and effect under this Section 15.1 affect Lessee's obligations to pay Rent pursuant to Section 3.1.

            (g) Notwithstanding anything to the contrary set forth in Section 15.1(a) or Section 15.1(e), if during the Term a Casualty occurs with respect to the Project or Lessee receives notice of a Condemnation with respect to the Project, and following such Casualty or Condemnation, the Project cannot reasonably be restored on or before the date which is twelve months prior to the Expiration Date (as the same may have been extended) to substantially the same condition as existed immediately prior to such Casualty or Condemnation or before such day the Project is not in fact so restored, then Lessee shall exercise its Purchase Option with respect to the Project on the next Payment Date or irrevocably agree in writing to exercise the Maturity Date Purchase Option with respect to the Project, and in either such event such remaining Casualty or Condemnation proceeds shall be paid to the Agent, which shall pay such funds to Lessee upon the closing of the purchase of the Project.


                        SECTION 16.  LEASE TERMINATION

            16.1 Termination upon Certain Events. (a) If Lessor or Lessee shall have received notice of a Total Condemnation, then Lessee shall be obligated, within thirty (30) days after Lessee receives notice thereof, to deliver a written notice in the form described in Section 16.2(a) (a "Termination Notice") of the termination of this Lease with respect to the Project.

            (b) If either: (i) Lessee or Lessor shall have received notice of a Condemnation, and Lessee shall have delivered to Lessor an Officer's Certificate that such Condemnation is a Significant Condemnation; or (ii) a Casualty occurs, and Lessee shall have delivered to Lessor an Officer's Certificate that such Casualty is a Significant Casualty; then, Lessee shall, simultaneously with the delivery of the Officer's Certificate pursuant to the preceding clause (i) or (ii), deliver a Termination Notice with respect to the Project.

            16.2 Procedures.  (a)  A Termination Notice shall contain:
(i) notice of termination of this Lease with respect to the Project on a date not more than thirty (30) days after Lessor's receipt of such Termination Notice (the "Termination Date"); (ii) a binding and irrevocable agreement of Lessee to pay the Termination Value and purchase the Project on such Termination Date and
(iii) the Officer's Certificate described in Section 16.1(b).

            (b) On the Termination Date, Lessee shall pay to Lessor the Termination Value for the Project, plus all amounts owing in respect of Rent for the Project (including Supplemental Rent) theretofore accruing and Lessor shall convey, and shall cause the Issuer to convey, the Project to Lessee (or Lessee's designee) all in accordance with Section 19.1.


                             SECTION 17.  DEFAULT

            17.1 Lease Events of Default. If any one or more of the following events (each a "Lease Event of Default") shall occur:


      (a) Lessee shall fail to make payment of (i) any Basic Rent or any Supplemental Rent representing amounts owed on account of principal, premium, if any, or interest on, or Purchase Price of, the Tax Exempt Bonds after the same has become due and payable, or (ii) any Basic Rent or any Supplemental Rent representing amounts owed (other than on account of principal, premium, if any, or interest on, or Purchase Price of, the Tax Exempt Bonds) under this Lease or the other Operative Agreements within five (5) Business Days after the same has become due and payable or (iii) any Maximum Residual Guarantee Amount, Purchase Option Price or Termination Value after the same has become due and payable; or

      (b) Lessee shall fail to make payment of any other Supplemental Rent due and payable within five (5) Business Days after receipt of notice thereof; or

      (c) Lessee shall fail to maintain insurance as required by Section 14, provided that no Lease Event of Default shall occur until the effective date of termination of coverage as to the Lessor and the Issuer; or

      (d) Lessee shall fail to observe or perform any term, covenant or condition of Lessee under this Lease, the Participation Agreement or any other Operative Agreement to which it is a party (other than those set forth in Section 17.1(a), (b) or (c) hereof) or any representation or warranty by Lessee set forth in this Lease, the Participation Agreement or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way and such failure or misrepresentation or breach of warranty shall remain uncured for a period of thirty (30) days after written notice thereof; provided, however, no Lease Event of Default shall be deemed to occur if such failure, misrepresentation or breach cannot reasonably be cured within such period, so long as Lessee shall have promptly commenced the cure thereof, continues to act with diligence to correct such failure, misrepresentation or breach and, in fact corrects such failure, misrepresentation or breach within ninety (90) days after notice thereof; or

      (e) an Agency Agreement Event of Default shall have occurred and be continuing; or

      (f) Lessee shall (i) be unable to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for Lessee or the whole or a substantial part of its property within ninety
     (90) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof; or

      (g) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against Lessee and not dismissed within ninety (90) days from the date of its filing, or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver of Lessee or the whole or a substantial part of its property, and such order or decree shall not be vacated or set aside within ninety (90) days from the date of the entry thereof; or

      (h) a Credit Agreement Event of Default of the type specified in Section 7.1(e), (f), (g), (h), (i), (j), (l), (n), (p) or (q) of the Credit
     Agreement shall have occurred and be continuing; or

      (i) an event of default under the Corporate Credit Agreement shall have occurred and be continuing; or

      (j) the Easement Agreement shall cease for any reason to be in full force and effect, or shall cease to give the Issuer and the Lessor the rights, powers and privileges purported to be granted thereby;

then, in any such event, Lessor may, in addition to the other rights and remedies provided for in this Section 17 and in Section 18.1, terminate this Lease by giving Lessee five (5) days notice of such termination, and this Lease shall terminate. Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all costs and expenses incurred by or on behalf of Lessor, including fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

            17.2 Final Liquidated Damages. If a Lease Event of Default shall have occurred and be continuing, Lessor shall have the right to recover, by demand to Lessee and at Lessor's election, and Lessee shall pay to Lessor, as and for final liquidated damages, but exclusive of the indemnities payable under
Section 12 of the Participation Agreement, and in lieu of all damages beyond the date of such demand the sum of (a) the Termination Value, plus (b) all other amounts owing in respect of Rent and Supplemental Rent theretofore accruing under this Lease. Upon payment of the amount specified pursuant to the first sentence of this Section 17.2, Lessee shall be entitled to receive from Lessor and the Issuer, at Lessee's request and cost, an assignment of Lessor's and the Issuer's right, title and interest in the Project, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Operative Agreements, Issuer Liens and Lessor Liens. The Project shall be quitclaimed to Lessee (or Lessee's designee) "AS IS" and in its then present physical condition. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

            17.3 Lease RemediesError! Bookmark not defined.. Lessor and Lessee intend and agree that for purposes of Section 7.1(b) and (c), this Lease will be treated as a financing arrangement, as set forth in Section 7. If, as a result of applicable state law, which cannot be waived, this Lease is deemed to be a lease of the Project, rather than a financing arrangement, and Lessor is unable to enforce the remedies set forth in Section 17.2, the following remedies shall be available to Lessor:

            (a) Surrender of Possession. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, at Lessor's option, and at any time, Lessor may (i) cause Lessee, upon the written demand of Lessor and at Lessee's expense, to return promptly, and Lessee upon such demand shall return promptly, possession of all or such part of the Project as Lessor may so demand, to Lessor in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 10.1(c) hereof as if the Project were being returned at the end of the Term, or (ii) at Lessee's expense, enter upon the premises where all or any part of the Project is located and take immediate possession of any or all of the Project (to the exclusion of Lessee) and remove the same, without the necessity to first institute proceedings, or by summary proceeding or otherwise without liability accruing to Lessor for or by reason of such entry or taking of possession or removing whether for restoration of damage to property caused by such action or otherwise. Lessor may enter upon and repossess the Project by such means as are available at law or in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee's equipment and personalty and severable Modifications from the Project.

            (b) Reletting. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessor may, but shall be under no obligation to, relet all, or any portion, of the Project, for the account of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting. Lessor shall not be liable to Lessee for any failure to relet the Project or for any failure to collect any rent due upon such reletting.

            (c)  Damages.  None of (i) the termination of this Lease pursuant to
Section 17.1; (ii) the repossession of the Project; or (iii) except to the extent required by applicable law, the failure of Lessor to relet all, or any portion, of the Project, the reletting of all or any portion thereof, nor the failure of Lessor to collect or receive any rentals due upon any such reletting shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1, Lessee shall forthwith pay to Lessor all Basic Rent and other sums due and payable hereunder to and including the date of such termination. Thereafter, on the days on which the Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to Section 17.1 and until the end of the Term or what would have been the Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to Section 17.1, less the net proceeds, if any, which are actually received by Lessor with respect to the period in question of any reletting of the Project or any portion thereof; provided that Lessee's obligation to make payments of Basic Rent and Supplemental Rent under this Section 17.3 shall continue only so long as Lessor shall not have received the amounts specified in Section 17.2. In calculating the amount of such net proceeds from reletting, there shall be deducted all of Lessor's, the Agent's and any Lenders' expenses in connection therewith, including repossession costs, brokerage commissions, fees and expenses for counsel and any necessary repair or alteration costs and expenses incurred in preparation for such reletting. To the extent Lessor receives any damages pursuant to this Section 17.3, such amounts shall be regarded as amounts paid on account of Rent.

            (d) Acceleration of Rent. If a Lease Event of Default shall have occurred and be continuing, and this Lease shall not have been terminated pursuant to Section 17.1, and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.3(c), Lessor may upon written notice to Lessee accelerate all payments of Basic Rent due hereunder and, upon such acceleration, Lessee shall immediately pay Lessor, as and for final liquidated damages and in lieu of all current liquidated damages on account of such Lease Event of Default beyond the date of such acceleration (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the sum of (a) all Basic Rent (assuming interest at a rate per annum equal to the Overdue Rate), as applicable, due from the date of such acceleration until the end of the Term, plus (b) the Maximum Residual Guarantee Amount that would be payable under Section 21.1(c) assuming the proceeds of the sale pursuant to such Section 21.1(c) are equal to zero, which sum is then discounted to present value at a rate equal to the rate then being paid on United States treasury securities with maturities corresponding to the then remaining Term. Following payment of such amount by Lessee, Lessee will be permitted to stay in possession of the Project for the remainder of the Term, subject to the terms and conditions of this Lease, including the obligation to pay Supplemental Rent, provided that no further Lease Event of Default shall occur and be continuing, following which Lessor shall have all the rights and remedies set forth in this Section 17 (but not including those set forth in this Section 17.3). If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

            17.4 Sale of Project. If a Lease Event of Default shall have occurred and be continuing and Lessor shall exercise its remedies hereunder, Lessor and the Issuer may sell the Project or any portion thereof at public or private sale, in a commercially reasonable manner, as Lessor may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such sale or for the proceeds thereof (except as provided in the Credit Agreement) in which event Lessee's obligation to pay Basic Rent or Supplemental Rent hereunder with respect to the Project or any portion thereof so sold after the date of such sale shall terminate (except to the extent that Basic Rent or Supplemental Rent is to be included in computations of damages under other subsections of this Section 17) and Lessor shall forthwith be entitled to recover from Lessee as liquidated damages, in addition to any other property claims, the amount by which the Termination Value for the date on which such sale occurs exceeds the proceeds of such sale (net of any costs or expenses incurred by Lessor and the Issuer in connection therewith).

            17.5 Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 17.1, Lessee waives, to the fullest extent permitted by law,
(a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession (except to the extent provided in the Easement Agreement); (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Section 17.

            17.6 Assignment of Rights Under Contracts. If a Lease Event of Default shall have occurred and be continuing and Lessor shall exercise its remedies hereunder, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall upon Lessor's demand immediately assign, transfer and set over to Lessor all of Lessee's right, title and interest in and to any agreement providing for the supply of oxygen to the Project Improvements and each other agreement executed by Lessee (to the extent assignable) in connection with the construction, renovation, development, use or operation of the Project (including all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the construction renovation, and operation of the Project (but not any relating to supplies (other than oxygen) and marketing and sales).

            17.7 Remedies Cumulative. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise including, without limitation, any foreclosure remedies contained in the Security Agreement.


                     SECTION 18.  LESSOR'S RIGHT TO CURE

            18.1 Lessor's Right to Cure Lessee's Lease Defaults. Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain any insurance required by Section 14, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the Project for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All out-of-pocket costs and expenses so incurred (including the fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand as Supplemental Rent.


                        SECTION 19.  LEASE TERMINATION

            19.1 Provisions Relating to Lessee's Termination of this Lease or Exercise of Purchase Option. In connection with any termination of this Lease with respect to the Project pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option or Maturity Date Purchase Option, upon the date on which this Lease is to terminate with respect to the Project or upon the Expiration Date with respect to the Project, and upon tender by Lessee of the amounts set forth in Section 16.2(b), 20.1 or 20.2, as applicable:

      (a) Lessor and Issuer shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense an assignment of Lessor's and Issuer's entire interest in the Project, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Security Agreement and the other Operative Agreements and any Lessor Liens and Issuer Liens; and

      (b) The Project shall be conveyed to Lessee "AS IS" and in its then present physical condition.


                         SECTION 20.  PURCHASE OPTION

            20.1 Purchase Option. Provided that no Lease Default or Lease Event of Default under Section 17.1(a), (b), (f) or (g) shall have occurred and be continuing, Lessee shall have the option (exercisable by giving Lessor irrevocable written notice (the "Purchase Notice") of Lessee's election, which election shall be irrevocable, to exercise such option not less than ten (10) days prior to the date of purchase pursuant to such option) to purchase the Project on the date specified in such Purchase Notice, at a price equal to the Termination Value (the "Purchase Option Price") (which the parties do not intend to be a "bargain" purchase price) of the Project. If Lessee exercises its option to purchase the Project pursuant to this Section 20.1 (the "Purchase Option"), Lessor and Issuer shall quitclaim to Lessee or Lessee's designee all of Lessor's and Issuer's right, title and interest in and to the Project as of the date specified in the Purchase Notice upon receipt of the Purchase Option Price and all Rent and other amounts then due and payable under this Lease and any other Operative Agreement, in accordance with Section 19.1.

            20.2 Maturity Date Purchase Option. Not less than twelve months prior to the Maturity Date, Lessee may give Lessor and Agent irrevocable written notice (the "Maturity Date Election Notice") that Lessee is electing to exercise the Maturity Date Purchase Option. If Lessee does not give a Maturity Date Election Notice on or before the date twelve months prior to the Maturity Date and does not elect to renew the Lease, then Lessee shall be obligated to remarket, subject to Lessee's rights under Section 20.1, the Project pursuant to
Section 21. If Lessee has elected to exercise the Maturity Date Purchase Option, then on the Maturity Date Lessee shall pay to Lessor an amount equal to the Termination Value for the Project (which the parties do not intend to be a "bargain" purchase price) and, upon receipt of such amount plus all Rent and other amounts then due and payable under this Lease and any other Operative Agreement, Lessor and Issuer shall transfer to Lessee or Lessee's designee all of Lessor's and Issuer's right, title and interest in and to the Project in accordance with Section 19.1.


                         SECTION 21.  SALE OF PROJECT

            21.1 Sale Procedure. (a) At the expiration of the Term, unless Lessee shall have elected to purchase the Project and has paid the Purchase Option Price with respect thereto, or otherwise terminated this Lease with respect thereto and paid the Termination Value with respect thereto, Lessee shall (i) pay to Lessor the Maximum Residual Guarantee Amount for the Project, and (ii) sell the Project to one or more third parties for cash in accordance with Section 21.1(b).

            (b) During the Marketing Period, Lessee, as nonexclusive agent for Lessor and Issuer, shall use its best efforts to obtain bids for the cash purchase of the Project for the highest price available in the relevant market, shall notify Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for the Project and shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may reasonably request from time to time. Lessor may reject any and all bids and may assume sole responsibility for obtaining bids by giving Lessee written notice to that effect; provided, however, that notwithstanding the foregoing, Lessor may not reject a bid if such bid, together with any amounts to be paid pursuant to
Section 21.3, is greater than or equal to the sum of the Limited Deficiency Amount and all costs and expenses referred to in Section 21.2(i) and is a bona fide offer by a third party purchaser who is not an Affiliate of Lessee. If the price which a prospective purchaser shall have offered to pay for Project is less than the sum of the Limited Deficiency Amount and all costs and expenses referred to in Section 21.2(i), Lessor may elect to retain the Project by giving Lessee at least two Business Days' prior written notice of Lessor's election to retain the Project, and upon receipt of such notice, Lessee shall surrender the Project to Lessor pursuant to Section 10.1(c). Unless Lessor shall have elected to retain the Project pursuant to the preceding sentence, Lessor shall sell the Project free of any Lessor Liens and Issuer Liens attributable to it, without recourse or warranty, for cash to the purchaser or purchasers identified by Lessee or Lessor, as the case may be. Lessee shall surrender the Project so sold to the purchaser in the condition specified in Section 10.1.

            (c) On the date during the Marketing Period on which the Project is sold pursuant to Section 21.1(b), Lessee shall pay to Lessor the Maximum Residual Guarantee Amount for the Project.

            (d) If Lessee shall fail to arrange for the sale of the Project on or before the Expiration Date in accordance with and subject to the provisions of Section 21.1(b), then Lessee and Lessor hereby agree as follows:

            (i) On the Maturity Date, Lessee shall (A) pay to Lessor the Maximum Residual Guarantee Amount for the Project and (B) Lessee will continue to lease the Project during a holdover period (the "Holdover Period") and in the case of such holdover, Lessee shall continue to market, on a non-exclusive basis, the Project for sale on behalf of Lessor and Issuer in accordance with the provisions of Section 21.1(b) hereof. Such Holdover Period shall expire on the earlier of (y) the sale of the Project and (z) forty-five (45) days prior written notice by the Agent of a date specified for the termination of such Holdover Period. The Basic Rent payable by Lessee for the Project during any Holdover Period shall be reduced to reflect the application of the Maximum Residual Guaranty Amount pursuant to Section 9.1(b)(iv) of the Credit Agreement. Any proceeds from the sale of the Project during the Holdover Period will be applied pursuant to Section 21.2.

            (ii) On or after the Maturity Date, the Agent, on behalf of Lessor and the Issuer, shall have the right, but not the obligation, to market the Project using commercially reasonable efforts, including, without limitation, by auction, provided that at no time shall the Agent be obligated to accept any bid for the sale of the Project or to consummate any proposed sale.

            (iii) Contemporaneously with the consummation of the sale of the Project by Lessee or Agent pursuant to this Section 21.1(d), (A) Lessee will transfer by a quitclaim bill of sale, without recourse or warranty, all of its right, title and interest in the Project to the purchaser and (B) subject to prior or concurrent payment by Lessee of an amount equal to all unpaid Basic Rent and all Supplemental Rent due on or prior thereto and receipt by Lessor of proceeds from such sale, Lessor and Issuer shall exercise such rights as it has to cause the Project to be released from the Lien of the Security Agreement and shall, without recourse or warranty (except as to the absence of Issuer Liens and Lessor Liens), quitclaim transfer Lessor's and Issuer's right, title and interest in and to the Project for cash to such purchaser.

            (iv) Until a sale of the Project by Lessee or the Agent pursuant to this Section 21.1(d) (or if earlier, the date of termination specified in a written notice pursuant to clause (z) of paragraph (i) thereof), Lessee shall be bound by all of the obligations and duties of Lessee under this Lease, notwithstanding the occurrence of the Expiration Date. If the Project shall not be sold by Lessee or the Agent pursuant to this Section 21.1(d), Lessor may elect to retain the Project by giving Lessee written notice at least forty-five
(45) days prior to the date of termination of the Holdover Period, and upon receipt of such notice, Lessee shall surrender the Project to Lessor pursuant to
Section 10.1(c).

            (v) Lessor reserves all rights under this Lease and the other Operative Agreement arising out of Lessee's breach of any provisions of this Lease (including Section 17), whether occurring prior to, on or after the Expiration Date, including the right to sue Lessee for damages.

            21.2 Application of Proceeds of Sale. Lessor shall apply the proceeds of sale of the Project in the following order of priority:

            (i)FIRST, to pay or to reimburse Lessor and the Issuer for the payment of all reasonable costs and expenses incurred by Lessor and the Issuer in connection with the sale; and

            (ii)SECOND, the balance shall be paid to the Agent to be applied pursuant to the provisions of the Credit Agreement.

            21.3 Indemnity for Excessive Wear. If the proceeds of the sale described in Section 21.1(b) with respect to the Project, less all reasonable expenses incurred by Lessor in connection with such sale, shall be less than the Limited Deficiency Amount for the Project at the time of such sale and if it shall have been determined (pursuant to the Appraisal Procedure) that the Fair Market Sales Value of the Project shall have been impaired by greater than expected wear and tear during the Term, Lessee shall pay to Lessor within ten
(10) days after receipt of Lessor's written statement (i) the amount of such excess wear and tear determined by the Appraisal Procedure or (ii) the amount of the Net Sale Proceeds Shortfall, whichever amount is less.

            21.4 Appraisal Procedure. For determining the Fair Market Sales Value of the Project or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, Lessor and Lessee shall use the following procedure (the "Appraisal Procedure"). Lessor and Lessee shall endeavor to reach a mutual agreement as to such amount for a period of ten (10) days from commencement of the Appraisal Procedure, and if they cannot agree within ten (10) days, then two qualified appraisers, one chosen by Lessee and one chosen by Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within twenty (20) days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on Lessee and Lessor. If the two appraisers cannot agree within twenty (20) days after both shall have been appointed, then a third appraiser shall be selected by the two appraisers or, failing agreement as to such third appraiser within thirty (30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two appraisers shall be discarded and such average of the other two appraisers shall be binding on Lessor and Lessee; provided that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Lessor and Lessee. The reasonable fees and expenses of all of the appraisers shall be paid by the Lessee.

            21.5 Certain Obligations Continue. During the Marketing Period, the obligation of Lessee to pay Rent with respect to the Project (including the installment of Basic Rent due on the Maturity Date) shall continue undiminished until payment in full to Lessor of the sale proceeds, the Maximum Residual Guarantee Amount, if any, the amount due under Section 21.3, if any, and all other amounts due to Lessor with respect to the Project. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Section 21.

                          SECTION 22.  HOLDING OVER

            22.1 Holding Over. If Lessee shall for any reason (other than for the Holdover Period as provided in Section 21.1(d) and during the period surrender of the Project is not accepted as provided in Section 27.1(b)) remain in possession of the Project after the expiration or earlier termination of this Lease (unless the Project is conveyed to Lessee), such possession shall be as a month to month tenancy during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to the Project and Lessee shall continue to pay Basic Rent at an annual rate equal to the rate payable hereunder immediately preceding such expiration or earlier termination; provided, however, that from and after the sixtieth (60th) day Lessee shall remain in possession of the Project when not otherwise permitted or required, Lessee shall pay Basic Rent at an annual rate equal to two hundred percent (200%) of the Basic Rent payable hereunder immediately preceding such date on which Lessee shall remain in possession of the Project when not otherwise permitted or required. Such Basic Rent shall be payable from time to time upon demand by Lessor. During any period of month to month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Project. Nothing contained in this Section 22 shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to the Project and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of the Project or exercising any other remedy available to Lessor at law or in equity.


                          SECTION 23.  RISK OF LOSS

            23.1 Risk of Loss.      The risk of loss of or decrease in the
enjoyment and beneficial use of the Project as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.


                    SECTION 24.  SUBLETTING AND ASSIGNMENT

            24.1 Subletting and Assignment. Except in the case of a merger or consolidation permitted by Section 11.8 of the Guaranty, Lessee may not assign this Lease or any of its rights or obligations hereunder in whole or in part. Lessee may, without the consent of Lessor, sublease the Project to any Person. No sublease or other relinquishment of possession of the Project shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to the Project, or any portion thereof, so sublet. Any sublease of the Project shall be made subject to and subordinate to this Lease and to the rights of Lessor hereunder and the Issuer under the Lease, shall expire prior to the expiration of the Term and shall expressly provide for the surrender of the Project after a Lease Event of Default hereunder.

            24.2 Subleases. Promptly following the execution and delivery of any sublease permitted by this Section 24, Lessee shall deliver a copy of such executed sublease to Lessor and the Agent.


                             SECTION 25.  RENEWAL


            25.1 Renewal. Provided that no Lease Default or Lease Event of Default under Section 17.1(a), (b), (f) or (g) shall have occurred and be continuing, Lessee shall, subject to the consent of Lessor, have the option to renew this Lease (the "Renewal Option") for an Extended Term (unless Lessee shall have elected to purchase the Property pursuant to Section 20.1 or 20.2) by giving Lessor irrevocable written notice of renewal (designating the length of the Extended Term) at any time and from time to time during the Term but not earlier than the third anniversary of the Closing Date nor later than fourteen
(14) months prior to the end of the Term. Each renewal of this Lease shall be on the same terms and conditions as are set forth in this Lease for the original Term, with such modifications, including a modification to the amount of Basic Rent payable hereunder, satisfactory to Lessor and Lessee.


                            SECTION 26.  NO WAIVER

            26.1 No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default (if such default is other than for nonpayment of Rent), shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.


                     SECTION 27.  ACCEPTANCE OF SURRENDER

            27.1 Acceptance of Surrender (_)(a) As of the Expiration Date, no Lease Default shall have occurred and be continuing under the Lease and the representations and warranties set forth in Section 7 of the Participation Agreement relating to the Project shall be true and correct in all material respects.

            (b) Except as otherwise expressly provided in this Lease or in the case of exercise of remedies, no surrender to Lessor of this Lease or of all or any portion of the Project or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and, prior to the payment or performance of all obligations under the Credit Documents, the Agent, and no act by Lessor or the Agent or any representative or agent of Lessor or the Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.


                       SECTION 28.  NO MERGER OF TITLE

            28.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part,
(a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) the fee estate in the Land, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person, or (c) a beneficial interest in Lessor.



                             SECTION 29.  NOTICES

            29.1 Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given pursuant to and in accordance with the provisions of
Section 13.3 of the Participation Agreement.


                          SECTION 30.  MISCELLANEOUS

          30.1Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

          30.2Amendments and Modifications. Neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by Lessor and Lessee.

          30.3Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and to the extent specifically mentioned herein, the Issuer, each Indenture Trustee and the Owner Participants and their respective successors and permitted assigns.

          30.4Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          30.5Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

          30.6GOVERNING LAW.  THIS LEASE HAS BEEN DELIVERED IN, AND SHALL IN
ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF KANSAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT AS TO MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROJECT IS LOCATED.

          30.7Limitations on Recourse. Except as expressly set forth in any of the Operative Agreements, Lessee agrees to look solely to Issuer's or Lessor's estate and interest in the Project, the proceeds of sale thereof, any insurance proceeds or any other award or any third party proceeds received by Issuer or Lessor in connection with the Project for the collection of any judgment requiring the payment of money by Issuer or Lessor in the event of liability by Issuer or Lessor, and no other property or assets of Issuer or Lessor, the Trust Company, any member, partner or other owner of an interest, direct or indirect, in Issuer or Lessor, or any director, officer, shareholder, employee, beneficiary or Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies under or with respect to this Lease, the relationship of Issuer, Lessor and Lessee hereunder or Lessee's use of the Project or any other liability of Issuer or Lessor to Lessee; provided that nothing in this Section shall be construed to impair or limit the rights of Lessee against any Owner Participant or the Trust Company under the Operative Agreements. Nothing in this Section shall be interpreted so as to limit the terms of Section 6.1 or 6.2.

          30.8Easement and Head Lease. During the Term, Lessee shall observe and perform all of the obligations of Lessor under the Easement Agreement and the Head Lease (including the payment of all amounts thereunder) and, in connection therewith, shall, prior to the occurrence and continuation of a Lease Event of Default, have the benefit of all of Lessor's rights under the Head Lease. In accordance with Section 7.1(b) of the Head Lease, Lessee will cause all appropriate financing and continuation statements and other security instruments to be filed in such manner and in such places as may be required by law in order to fully preserve and protect the security of the holders of the bonds and the Indenture Trustees under each Trust Indenture.

          30.9Estoppel Certificates. At any time and from time to time as Lessor may reasonably request, but in each case upon not less than twenty (20) days' prior request by Lessor, Lessee shall furnish to Lessor a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent or Renewal Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not Lessor or Lessee is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as Lessor may reasonably request. Any such certificate furnished pursuant to this Section 30.10 may be relied upon by Lessor, and any existing or prospective secured party, purchaser or lender, and any accountant or auditor, of, from or to Lessor (or any Affiliate thereof).

          THIS LEASE, TOGETHER WITH OTHER OPERATIVE AGREEMENTS, IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT (AS DEFINED IN K.S.A. 16-117) BETWEEN LESSEE AND LESSOR. NEITHER THIS LEASE NOR ANY OTHER OPERATIVE AGREEMENT MAY BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL CREDIT AGREEMENTS OR PRIOR WRITTEN CREDIT AGREEMENTS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF. ANY ADDITIONAL TERMS OF THE CREDIT AGREEMENT BETWEEN SUCH PARTIES ARE SET FORTH BELOW.

          THERE ARE NO SUCH ORAL AGREEMENTS BETWEEN SUCH PARTIES.


                              LESSEE:

                              FARMLAND INDUSTRIES, INC.


                              By:  ____________________________________
                                   Name:
                                   Title:


                              LESSOR:

                              WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee


                              By:  ____________________________________
                                   Name:
                                   Title:


          IN WITNESS WHEREOF, the parties have caused this Lease be duly executed and delivered as of the date first above written.

                              FARMLAND INDUSTRIES, INC.
                              By:  ____________________________________
                                   Name:
                                   Title:


                              WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee


                              By:  ____________________________________
                                   Name:
                                   Title:


          Receipt of this original counterpart of the foregoing Lease is hereby acknowledged on this 11th day of December, 1997.


                              THE CHASE MANHATTAN BANK, as the
                                Agent for the Lenders


                              By:  ____________________________________
                                   Name:
                                   Title:










                                    LEASE

                                   between


                          WILMINGTON TRUST COMPANY,
                        not in its individual capacity
                         but solely as Owner Trustee,
                                  as Lessor,

                                     and

                          FARMLAND INDUSTRIES, INC.,
                                  as Lessee



                         ___________________________

                        Dated as of December 11, 1997
                         ___________________________




THIS LEASE IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF THE CHASE MANHATTAN BANK, AS AGENT, UNDER A CREDIT AGREEMENT, DATED AS OF DECEMBER 11, 1997 AMONG WILMINGTON TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY EXCEPT AS EXPRESSLY STATED THEREIN, BUT AS OWNER TRUSTEE, THE LENDERS PARTY THERETO, AND THE AGENT, AS AMENDED OR SUPPLEMENTED. THIS LEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE OF THE STATES OF NEW YORK AND KANSAS), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE AGENT ON THE SIGNATURE PAGE HEREOF.

                              TABLE OF CONTENTS


                                                            Page



     SECTION 1.  DEFINITIONS     1
     1.1     Defined Terms ...................................  1

     SECTION 2.  PROJECT AND TERM.............................  1
     2.1     Project .........................................  1
     2.2     Lease Term ......................................  1
     2.3     Title ...........................................  1

     SECTION 3.  RENT            2
     3.1     Rent ............................................  2
     3.2     Supplemental Rent ...............................  2
     3.3     Performance on a Non-Business Day ...............  3

     SECTION 4.  UTILITY CHARGES  3
     4.1     Utility Charges .................................  3

     SECTION 5.  QUIET ENJOYMENT  3
     5.1     Quiet Enjoyment .................................  3

     SECTION 6.  NET SUBLEASE    3
     6.1     Net Sublease; No Setoff; Etc. ...................  3
     6.2     No Termination or Abatement .....................  4

     SECTION 7.  OWNERSHIP OF THE PROJECT.....................  5
     7.1     Ownership of the Project ........................  5


     SECTION 8.  CONDITION OF THE PROJECT.....................  6
     8.1     Condition of the Project; Disclaimer of Warranties  6
     8.2     Possession and Use of the Project ...............  8

     SECTION 9.  COMPLIANCE      8
     9.1     Compliance with Legal Requirements and Insurance Requirements
             8
     9.2     Environmental Matters ...........................  8

     SECTION 10.  MAINTENANCE AND REPAIR......................  9
     10.1    Maintenance and Repair; Return ..................  9
     10.2    Right of Inspection. ............................ 11
     10.3    Environmental Inspection ........................ 11

     SECTION 11.  MODIFICATIONS 12
     11.1    Modifications, Substitutions and Replacements ... 12

     SECTION 12.  TITLE         13
     12.1    Liens ........................................... 13
     12.2    Identification .................................. 13

     SECTION 13.  PERMITTED CONTESTS.......................... 13
     13.1    Permitted Contests Other Than in Respect of
             Impositions                                       13

     SECTION 14.  INSURANCE     14
     14.1    Public Liability and Workers'
             Compensation Insurance                            14
     14.2    Hazard and Other Insurance ...................... 14
     14.3    Coverage ........................................ 14

     SECTION 15.  CONDEMNATION AND CASUALTY................... 15
     15.1    Casualty and Condemnation ....................... 15


     SECTION 16.  LEASE TERMINATION........................... 17
     16.1    Termination upon Certain Events ................. 17
     16.2    Procedures ...................................... 18

     SECTION 17.  DEFAULT       18
     17.1    Lease Events of Default ......................... 18
     17.2    Final Liquidated Damages ........................ 20
     17.3    Lease Remedies .................................. 20
     17.4    Sale of Project. ................................ 22
     17.5    Waiver of Certain Rights ........................ 22
     17.6    Assignment of Rights Under Contracts ............ 22
     17.7    Remedies Cumulative ............................. 22

     SECTION 18.  LESSOR'S RIGHT TO CURE...................... 23
     18.1    Lessor's Right to Cure Lessee's Lease Defaults .. 23

     SECTION 19.  LEASE TERMINATION........................... 23
     19.1    Provisions Relating to Lessee's
             Termination of this Lease or
             Exercise of Purchase Option ..................... 23

     SECTION 20.  PURCHASE OPTION............................. 23
     20.1    Purchase Option ................................. 23
     20.2    Maturity Date Purchase Option ................... 24

     SECTION 21.  SALE OF PROJECT............................. 24
     21.1    Sale Procedure .................................. 24
     21.2    Application of Proceeds of Sale ................. 26
     21.3    Indemnity for Excessive Wear .................... 26
     21.4    Appraisal Procedure ............................. 26
     21.5    Certain Obligations Continue .................... 27

     SECTION 22.  HOLDING OVER  27
     22.1    Holding Over .................................... 27

     SECTION 23.  RISK OF LOSS  27
     23.1    Risk of Loss .................................... 27

     SECTION 24.  SUBLETTING AND ASSIGNMENT................... 28
     24.1    Subletting and Assignment ....................... 28
     24.2    Subleases ....................................... 28

     SECTION 25.  RENEWAL       28
     25.1    Renewal ......................................... 28

     SECTION 26.  NO WAIVER     28
     26.1    No Waiver ....................................... 28

     SECTION 27.  ACCEPTANCE OF SURRENDER..................... 29
     27.1    Acceptance of Surrender ......................... 29

     SECTION 28.  NO MERGER OF TITLE.......................... 29
     28.1    No Merger of Title .............................. 29

     SECTION 29.  NOTICES       29
     29.1    Notices ......................................... 29

     SECTION 30.  MISCELLANEOUS 29
     30.1    Miscellaneous ................................... 29
     30.2    Amendments and Modifications .................... 29
     30.3    Successors and Assigns .......................... 30
     30.4    Headings and Table of Contents .................. 30
     30.5    Counterparts .................................... 30
     30.6    GOVERNING LAW ................................... 30

     30.7    Limitations on Recourse ......................... 30
     30.8    Easement and Lease .............................. 30
     30.9    Estoppel Certificates ........................... 31

Schedules


  Schedule 1    Land
  Schedule 2    Easement
  Schedule 3    Equipment